CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this "Agreement") dated as of December 20, 2021, is by and between Brazil Minerals, Inc., a Nevada corporation (the "Company") with an address at 433 N. Camden Drive, Suite 810, Beverly Hills, CA 90210, and Jason Baybutt, a citizen of Canada (the "Consultant") with an address at 610 – 475 W. Georgia St., Vancouver, BC, Canada V6B 4M9. The Company and the Consultant shall be referred to herein collectively as "the Parties" and each individually as a "Party".

The Parties agree to the following terms:

1. Retention of the Consultant. Subject to the terms and conditions set forth in this Agreement, the Company hereby retains the Consultant to perform the services set forth in this Agreement, and the Consultant accepts this retention on the terms and conditions set forth in this Agreement.

2. Term. This Agreement shall commence on the first date in which it is signed by both Parties and shall continue until the time this Agreement is terminated in accordance with the terms of this Agreement.

3. Termination. This Agreement may be terminated at any time by mutual agreement of the Parties, and at any time for any reason or no reason after written notice of termination is given from either Party to the other Party.

4. Scope of Work. The services to be performed by the Consultant under this Agreement (the "Work") shall consist of all tasks assigned by the Chief Executive Officer of the Company, including, but not limited to, the following:

    - Financial reporting, including preparation of all financial statements and other parts of the Forms 10-Q and 10-K with respect to the Company
    - Financial reporting, including preparation of all financial statements and other parts of Form 20-F with respect to the Company's affiliate Jupiter Gold Corporation ("Jupiter Gold")
    - Financial reporting, including preparation of all financial statements with respect to the Company's affiliate Apollo Resources Corporation ("Apollo Resources")
    - Budgeting
    - Treasury functions.

5. Titles. The Consultant shall have the following titles: Chief Financial Officer, Treasurer and Principal Accounting Officer of the Company. The Consultant shall also be the Chief Financial Officer, Treasurer, and Principal Accounting Officer of Jupiter Gold and Apollo Resources. The Consultant acknowledges that in such positions he may be required to sign certifications required by the Securities and Exchange Commission and stock exchanges regulating the Company, Jupiter Gold and Apollo Resources including, but not limited to, Nasdaq, NYSE American, and otcmarkets.com.

6. D&O Insurance. During the term of this Agreement, the Company agrees to obtain and maintain Director and Officer Liability Insurance, to the extent that and during any period time in which the Consultant is appointed as an executive officer of the Company. Upon request, the Company will provide proof of such insurance to the Consultant.

7. Base Compensation. A monthly cash compensation of U$5,000 shall be deposited to an account of choice provided to the Company by the Consultant in return for the Work rendered by the Consultant during the term of this Agreement.

8. Additional Compensation.

a) For the filing by 01/31/2022 with the Securities and Exchange Commission (the "SEC") of the Company's Form 10-K with respect to Fiscal Year 12/31/2021 with financial statements audited by the Company's auditor, the Consultant shall receive a $7,500 cash fee; and

b) For any other filing on behalf of the Company of a Form 10-K with financial statements audited by the Company's auditor that is filed with the SEC during the regular period (i.e., not during the extension period or late), the Consultant shall receive a $5,000 cash fee; and

c) For any filing on behalf of the Company of a Form 10-Q with financial statements reviewed by the Company's auditor that is filed with the Securities and Exchange Commission (the "SEC") during the regular period (i.e., not during the extension period permitted in accordance with SEC rules) or late), the Consultant shall receive a $2,000 cash fee.

9. Special Compensation.

a) If and when the Company successfully uplists its common shares to either Nasdaq or NYSE American in connection with a raise of capital of up to $5,000,000, and with the Consultant participating in road show meetings as needed, then the Consultant shall receive an option to purchase for the par value per share for a period of two years an amount of shares equal to 0.50% of the then outstanding shares of the Company; or

b) If and when the Company successfully uplists its common shares to either Nasdaq or NYSE American with a raise of capital between $5,000,001 and $10,000,000, and with the Consultant participating in road show meetings as needed, the Consultant shall receive an option to purchase for the par value per share for a period of two years an amount of shares equal to 0.75% of the then outstanding shares of the Company; or

c) If and when the Company successfully uplists its common shares to either Nasdaq or NYSE American with a raise of capital above $10,000,000, and with the Consultant participating in road show meetings as needed, the Consultant shall receive an option to purchase for the par value per share for a period of two years an amount of shares equal to 1.00% of the then outstanding shares of the Company; or

d) While the Company remains listed in OTC Markets, the Consultant shall receive an option to purchase for the par value per share for a period of two years an aggregate amount of shares equal to 0.50% of the then outstanding shares of the Company, with said option being paid monthly over two years on a straight-line.

10. Independent Contractor. The Consultant agrees to perform the Work as an independent contractor and not as an agent of the Company, its subsidiaries or affiliates. The Consultant is not granted any right or authority or responsibility, expressed, implied or apparent, on behalf of or in the name of the Company to bind, or act on behalf of, the Company or its affiliates or subsidiaries.

11. Covenants by Consultant. The Consultant hereby agrees to disclose to the Company within two business days: i) any inquiries or other contact from any governmental body pertaining to any work-related activity involving the Consultant, whether related to the Company or not; and ii) any material events affecting, or which may reasonably be expected to affect, the Consultant's ability to perform the Work.

12. Restrictions on Consultant. The Consultant may not:

a) Become the formal chief financial officer, treasurer, or principal accounting officer of any entity other than the Company, Jupiter Gold, or Apollo Resources which either is filing periodic reports under the U.S. Securities Exchange Act or is listed on a U.S. stock exchange without approval in writing from the Company; and

b) Participate in any fundraising or investor relations activities (e.g., calls, meetings, name usage in materials, etc.) on behalf of or with any person or entity (or potential entity), in the business of mining or mineral exploration, whether private or public, in any jurisdiction, other than the Company, Jupiter Gold or Apollo Resources, while the Company's common stock has not been uplisted to either Nasdaq or NYSE American.

13. Confidential Information. All information which the Consultant may now possess, may obtain during or after the term of this Agreement, or may create prior to the end of the term of this Agreement relating to the business of the Company or its affiliates or subsidiaries or of any of their respective customers or vendors (collectively, the "Confidential Information") shall not be published, disclosed, or made accessible by him to any other person, firm or corporation either during or after the term of this Agreement or used by him, except during the term of this Agreement in the business and for the benefit of the Company without the prior written consent of the Company. The Consultant shall return all tangible evidence of such Confidential Information to the Company prior to or at the end of the term of this Agreement. This Agreement is also confidential, except to the extent required to be disclosed pursuant to U.S. federal securities laws. The Consultant agrees that he will not disclose, publicize, or discuss any of the terms or conditions of this Agreement with anyone, except his attorney, and/or accountant, or as otherwise required by law. In the event the Consultant discloses this Agreement or any of its terms or conditions to his attorney, and/or accountant, it shall be his duty to advise said individual(s) of the confidential nature of this Agreement; and direct them not to disclose, publicize, or discuss any of the terms or conditions of this Agreement with anyone else.

14. Non-Compete.

(a) In view of the Consultant's knowledge of the trade secrets and other proprietary information relating to the business of the Company and its subsidiaries and their customers and dealers which the Consultant has heretofore obtained and is expected to obtain during the term the Consultant is employed under this Agreement (the "Consultancy Period"), and in consideration of the compensation to be received hereunder, the Consultant agrees that he will not during the Consultancy Period and for one year thereafter Participate In (as such term hereinafter defined) any other mining or mineral exploration business with a majority of its operations in Brazil.

(b) The term "Participate In" shall mean: "directly or indirectly, for his own benefit or for, or through any other person, firm, or corporation, own, manage, operate, control, loan money to (provided, that an investment in debt instruments issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, shall not be deemed to be a loan), or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in."

(c) During the Consultancy Period and, for a period of one year after the Termination Date, the Consultant will not directly or indirectly: (i) reveal the name of, solicit, use or interfere with, or endeavor to entice away from the Company (or any of its subsidiaries) any of its customers, vendors or employees, or (ii) employ any person who, at any time up to the Termination Date, was an employee of the Company or its subsidiaries without the written consent of the Company.

(d) The Consultant agrees that the provisions of this Section 14 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 14 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

15. Indemnification. The Consultant shall protect, defend, indemnify and hold the Company, its affiliates, officers, consultants, partners, members, successors and assigns (collectively, the "Indemnified Party") free and unharmed from and against any and all claims, liabilities, loss, costs, or damages, including court costs and attorneys' fees, whether raised by the Indemnified Party or a third party, which shall arise in connection with any breach by the Consultant of a covenant, warranty or representation contained herein. The Company agrees to indemnify, defend (by counsel retained and instructed by the Consultant), and hold harmless the Consultant from and against any and all losses, costs (including legal fees), damages, expenses, claims, demands or liabilities arising out of or in consequence of the breach by the Company, or its directors, officers, agents or employees of any of the covenants made by the Company herein, including, without restricting the foregoing, the misuse of, or unauthorized dissemination of communications with the Consultant or the financial statements, or any other work product made available to the Company by the Consultant in performing the Work.

16. Liability Limitation. In no event shall either party be liable to the other party whether in contract, tort or otherwise, for payment of any special, indirect, incidental, consequential or similar damages. Any and all actions, causes of action, contracts, demands or claims, whether in contract, negligence or otherwise known to law, which the Company may have arising out of the Work provided by the Consultant under this Agreement (hereinafter referred to as "claims" or "claim") shall be limited to the compensation paid to the Consultant for the portion of the Work giving rise to liability, except when "gross negligence" and/or "willful malfeasance" on the part of the Consultant is determined.

17. Notices. All notices required under this Agreement shall be deemed given when sent by overnight courier or registered or certified mail, or when sent by telecopy, telegraph or other graphic, electronic means and confirmed by overnight courier or registered or certified mail addressed to the address set forth in the preamble to this Agreement. Either Party shall have the right to change the address or name of the person to whom such notices are to be delivered by notice to the other Party.

18. Law and Venue. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without regard to conflicts of law provisions. Any dispute between the Parties shall be heard only in the state and federal courts located in the County of Los Angeles, California having personal and subject matter jurisdiction.

19. Waiver of Trial by Jury. The Company and the Consultant hereby knowingly, voluntarily and intentionally waive the right to a trial by jury with respect to any litigation based hereon, or arising out of, under or in connection with this agreement. This provision is a material inducement for the parties entering into this Agreement.

20. Headings. The headings in this Agreement are provided for convenience of reference only and shall not affect the construction of the text of this Agreement.

21. Non-Waiver. No waiver of any provision of this Agreement shall be deemed to be nor shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

22. Cumulative Remedies. All rights and remedies of the parties under this Agreement shall be cumulative, and the exercise of any one right or remedy shall not bar the exercise of any other right or remedy.

23. Severability. If any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable, such circumstances shall not affect the validity of any other provision of this Agreement.

24. Publicity. The Consultant shall not make any public disclosures regarding the Company, its subsidiaries or affiliates or the project for which he is performing the Work without the prior approval of the Company.

25. Modifications. No amendment or modification to this Agreement shall be effective unless made in writing.

BRAZIL MINERALS, INC.	Jason Baybutt.
By: Marc Fogassa, CEO	
Signature: *Marc Fogassa* Marc Fogassa (Dec 30, 2021 13:32 PST)	______________________
Date: ______________________	______________________

Agreement between Brazil Minerals and Jason Baybutt - revised - 2021.12.30 - v2

Final Audit Report 2021-12-30

Created:	2021-12-30
By:	Jason Baybutt (jason@pubcoreporting.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAzID2TRtVFkSxIA0qsn8LiWZev_fuLGZu

"Agreement between Brazil Minerals and Jason Baybutt - revise d - 2021.12.30 - v2" History

Document created by Jason Baybutt (jason@pubcoreporting.com)
2021-12-30 - 9:20:01 PM GMT- IP address: 24.69.185.131

Document emailed to Marc Fogassa (mf@brazil-minerals.com) for signature
2021-12-30 - 9:21:17 PM GMT

Email viewed by Marc Fogassa (mf@brazil-minerals.com)
2021-12-30 - 9:30:52 PM GMT- IP address: 71.94.157.252

Document e-signed by Marc Fogassa (mf@brazil-minerals.com)
Signature Date: 2021-12-30 - 9:32:03 PM GMT - Time Source: server- IP address: 71.94.157.252

Document emailed to Jason Baybutt (jason@pubcoreporting.com) for signature
2021-12-30 - 9:32:05 PM GMT

Email viewed by Jason Baybutt (jason@pubcoreporting.com)
2021-12-30 - 9:38:54 PM GMT- IP address: 24.69.185.131

Document e-signed by Jason Baybutt (jason@pubcoreporting.com)
Signature Date: 2021-12-30 - 9:39:42 PM GMT - Time Source: server- IP address: 24.69.185.131

Agreement completed.
2021-12-30 - 9:39:42 PM GMT